18.

EXHIBIT 32.1

SECTION 1350 CERTIFICATION

The undersigned herby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on form 10-Q, that:

o the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

o the information contained in the report fairly presents, in all material respects, the Company's financial condition and results of operation.

The foregoing certification is being furnished solely pursuant to 18U.S.C.
Section 1350 and is not being filed as part of the report or as a separate disclosure document.


   /s/ Francis J. Evanitsky
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   Francis J. Evanitsky, President, CEO &
   Chief Financial Officer


Dated:    August 3, 2005
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